UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2025

CBRE GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32205	94-3391143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 North Pearl Street Suite 300 Dallas, Texas		75201
(Address of Principal Executive Offices)		(Zip Code)

(214) 979-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	“CBRE”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 1 to Term Loan Credit Agreement

On March 13, 2025, the Company, CBRE Services, Inc., a Delaware corporation (“CBRE Services”), Relam Amsterdam Holdings B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aanprakelijkheid) organized under the laws of the Netherlands (the “Borrower”), the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), entered into that certain Amendment No. 1 (“Amendment No. 1”) to that certain Credit Agreement, dated as of July 10, 2023 (as previously amended, modified or otherwise supplemented prior to the date hereof, the “Existing Credit Agreement,” and, as further amended by Amendment No. 1, the “Credit Agreement”), by and among the Company, CBRE Services, the Borrower, the lenders from time to time party thereto and the Administrative Agent. Each of CBRE Services and the Borrower are direct or indirect wholly-owned subsidiaries of the Company.

Amendment No. 1 provides for, among other things, the ability of the Borrower to obtain incremental commitments under the Credit Agreement in an aggregate principal amount of $750,000,000 (or the Euro equivalent).

Amendment No. 2 and Incremental Assumption Agreement to Term Loan Credit Agreement

On March 14, 2025, the Company, CBRE Services, the Borrower, the lenders party thereto and the Administrative Agent entered into that certain Amendment No. 2 and Incremental Assumption Agreement (“Amendment No. 2”) to the Credit Agreement (the Credit Agreement as amended by Amendment No. 2, the “Amended Credit Agreement”). Pursuant to Amendment No. 2, the Borrower incurred incremental term loans (i) denominated in Euros in the aggregate principal amount of €425 million (the “2025 Incremental Euro Term Loans”) and (ii) denominated in U.S. Dollars in the aggregate principal amount of $125 million (the “2025 Incremental USD Term Loans” and, together with the 2025 Incremental Euro Term Loans, the “2025 Incremental Term Loans”). The proceeds of such 2025 Incremental Term Loans were used for working capital and other general corporate purposes of the Company and its subsidiaries, including, without limitation, the financing of acquisitions and to pay fees and expenses incurred in connection with entering into Amendment No. 2.

The 2025 Incremental Euro Term Loans have the same terms applicable to, and constitute the same class as, the Tranche A (Euro) Loans under the Amended Credit Agreement and the 2025 Incremental USD Term Loans have the same terms applicable to, and constitute the same class as, the Tranche A (USD) Loans under the Amended Credit Agreement.

Unless otherwise defined in the forgoing description, capitalized terms shall have the meaning set forth in the Amended Credit Agreement. The foregoing description of the 2025 Incremental Term Loans, the Amended Credit Agreement, Amendment No. 1 and Amendment No. 2 are not complete and are qualified in their entirety by the terms and provisions of Amendment No. 1 and Amendment No. 2, as applicable, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

10.1

Amendment No. 1, dated as of March 13, 2025, among CBRE Group, Inc., CBRE Services, Inc., Relam Amsterdam Holdings B.V., the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

10.2

Amendment No. 2 and Incremental Assumption Agreement, dated as of March 14, 2025, among CBRE Group, Inc., CBRE Services, Inc., Relam Amsterdam Holdings B.V., the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2025	CBRE GROUP, INC.

	By:	/s/ EMMA E. GIAMARTINO
Emma E. Giamartino
Chief Financial Officer